UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

SWAV ENTERPRISES LTD.
(Exact name of registrant as specified in its charter)

Nevada	71-0974648
State or jurisdiction of incorporation or organization	(I.R.S. Employer Identification No.)

Unit 628, 138 – 4th Avenue SE, Calgary, Alberta, Canada T2G 4Z6,
(Address of principal executive offices) Zip Code

Securities to be registered pursuant to Section 12(b) of the Act:
Name of each exchange on which
Title of each class to be so registered	each class is to be registered

N/A	N/A

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box [   ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box [ x ]

Securities Act registration statement file number to which this form relates: 333-146748
(if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, $0.001 par value
(Title of Class)

Item 1. Description of Registrant's Securities to be Registered.

The description of the Registrant's securities contained in the Registrant's Registration Statement on Form SB-2, as amended, filed with the commission under File No. 333-146748, is incorporated by reference into this registration statement.

Item 2. Exhibits.

The following Exhibits are filed with this Prospectus:

Exhibit
Number	Description

3.1	Articles of Incorporation (incorporated by reference to our registration statement on Form SB-2 filed on January 14, 2008).

3.2	Bylaws (incorporated by reference to our registration statement on Form SB-2 filed on January 14, 2008).

10.1	Share Exchange Agreement between SWAV Enterprises Ltd. and Pui Shan Lam dated April 1, 2007 (incorporated by reference to our registration statement on Form SB-2 filed on January 14, 2008).

10.2

Share Exchange Agreement among SWAV Enterprises Ltd. and Seven Shareholders of SWAV Holdings Inc. dated April 1, 2007 (incorporated by reference to our registration statement on Form SB-2 filed on January 14, 2008).

10.3

Form of Subscription Agreement used in the private placements that closed on May 4, 2007 between our company and 45 investors (incorporated by reference to our registration statement on Form SB-2 filed on January 14, 2008).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

SWAV ENTERPRISES LTD.

By:

/s/ Pui Shan Lam
Pui Shan Lam
President, Chief Executive Officer and Director
(Principal Executive Officer)
April 23, 2008